Exhibit 99.1

FOR IMMEDIATE RELEASE

INVESTOR CONTACT:	MEDIA CONTACT:

Denise Warren	Beth Wright
SVP/CFO	VP – Communications
615-764-3013	615-764-3010

Capella Healthcare, Inc. Announces Fourth Quarter and Year-End 2012 Results

Franklin, Tennessee. March 19, 2013 – Capella Healthcare, Inc. (“Capella”) today announced financial and operating results for the fourth quarter and year ended December 31, 2012.

Revenue for the fourth quarter of 2012 totaled $183.2 million, an increase of 6.0%, compared to $172.8 million in the fourth quarter of 2011. Adjusted EBITDA for the fourth quarter of 2012 totaled $25.8 million, compared to $26.2 million in the fourth quarter of 2011.

Fourth quarter admissions and adjusted admissions increased 3.6% and 2.3%, respectively, compared to the prior year quarter. Consolidated revenue per adjusted admission for the fourth quarter of 2012 increased 3.6%, compared to the prior year quarter.

Revenue for the year ended December 31, 2012 totaled $747.8 million, an increase of 9.3%, compared to $683.9 million in the prior year. Adjusted EBITDA for the year ended December 2012 totaled $105.2 million compared to $95.9 million in the prior year.

For the year ended December 31, 2012, admissions and adjusted admissions increased 4.8% and 7.7%, respectively, compared to the prior year. Same-facility admissions and adjusted admissions for the year ended December 31, 2012 increased 2.8% and 5.4%, respectively, compared to the prior year. Consolidated revenue per adjusted admission for the year ended December 31, 2012 increased 1.5% compared to the prior year period. Same-facility revenue per adjusted admission for the year ended December 31, 2012 increased 2.2% compared to the prior year.

Commenting on the results, Dan Slipkovich, Capella’s Chairman and Chief Executive Officer said, “This past year has been a solid year for Capella, with impressive growth in both volumes and revenues. We’ve expanded services with four acquisitions, including two outpatient imaging centers, a cancer center and a hospital, in addition to finalizing a landmark joint venture partnership with Saint Thomas Health. We were especially pleased with our ranking on Modern Healthcare’s inaugural listing of the country’s fastest growing healthcare companies, for which we give full credit to the dedicated employees, physicians and volunteers who serve our patients.”

“I want to commend our hospital leaders who are doing an excellent job focusing on our strategic initiatives, delivering high quality care and outstanding constituency satisfaction for their communities. As we embrace the challenges of the future, we will continue investing in our facilities, our leadership and our communities, as well as focusing on creative and collaborative approaches, as we pursue new ways to improve access and quality while lowering the costs of care.”

About Capella Healthcare

Based in Franklin, Tennessee, Capella Healthcare owns and/or operates general acute-care hospitals in six states. With the philosophy that all health care is local, Capella collaborates with each hospital’s medical staff, board and community leadership to take care to the next level. Capella has access to significant leadership and financial resources, reinvesting in its family of hospitals to strengthen and expand services and facilities. For more information visit the website at www.CapellaHealthcare.com.

Conference Call

Capella will host a conference call for investors at 9:00 a.m. Central time today. All interested investors are invited to access the call by dialing: 877-806-6964, passcode: 13207636. A replay of the call will be available for a period of 30 days, beginning approximately one hour after the call has concluded. Instructions to access the audio recording can be found on the Investor Relations section of the Company’s website at www.CapellaHealthcare.com. A copy of the Company’s Form 10-K for the year ended December 31, 2012 may be obtained via the Company’s website when filed with the Securities and Exchange Commission.

Cautionary Statement about Preliminary Results and other Forward-Looking Information

This press release contains forward-looking statements based on current management expectations. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to, (1) the impact of healthcare reform and other changes in government programs; (2) spending cuts resulting from the Budget Control Act of 2011; (3) the impact of the economy; (4) growth of uninsured and “patient due” accounts and a deterioration in the collectability of these accounts; (5) federal or state programs that reduce our Medicare or Medicaid payments; (6) the reduction or elimination of payments from third-party payors or the inability to negotiate contracts or maintain satisfactory relationships with third-party payors; (7) controls designed to reduce inpatient services may reduce our revenue; (8) any shortage of qualified professional and staff personnel; (9) our ability to recruit and retain quality physicians; (10) the loss of the services of one or more of our senior management team; (11) our ability to comply with extensive laws and government regulations, including fraud and abuse laws; (12) competition from other hospitals or healthcare providers, including physicians; (13) concentration of revenue in a small number of states, which makes us particularly sensitive to regulatory and economic changes in those states; (14) our access to licensed information systems and the ability to integrate changes to our existing information systems or information systems of acquired hospitals; (15) liabilities for professional liability and other claims brought against our facilities; (16) potential legal and reputational risk as a result of our access to personal information of our patients; (17) state efforts to regulate the construction or expansion of healthcare facilities; (18) the industry trend toward value-based purchasing; (19) our substantial indebtedness and ability to generate cash flow to service or refinance our indebtedness; and (20) other risk factors described in our annual report on Form 10-K for the year ended December 31, 2012 to be filed with the Securities and Exchange Commission. Many of the factors that will determine our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Capella Healthcare, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

(Dollars in millions)

	Three Months Ended December 31,
	2011		2012
	Amount	% of Revenue	Amount	% of Revenue
Revenue
Revenue before provision for bad debts	$194.5		$209.4
Provision for bad debts	(21.7)		(26.2)

Revenue	172.8		183.2

Operating Expenses
Salaries & benefits	84.2	48.7%	87.3	47.7%
Supplies	27.2	15.7%	29.9	16.3%
Other operating expenses	39.9	23.1%	46.9	25.6%
Other income	(3.5)	-2.0%	(5.2)	-2.8%
Management fees	—	0.0%	0.1	0.0%
Interest, net	12.9	7.5%	13.6	7.4%
Depreciation and amortization	8.9	5.1%	12.0	6.6%

Total costs and expenses	169.6	98.1%	184.6	100.8%

Income (loss) from continuing operations before income taxes	3.2	1.9%	(1.4)	-0.8%
Income taxes	(0.5)	-0.3%	0.3	0.1%

Income (loss) from continuing operations	3.7	2.1%	(1.7)	-0.9%

Loss from discontinued operations, net of tax	(17.9)	-10.3%	(9.2)	-5.0%

Net loss	(14.2)	-8.2%	(10.9)	-5.9%
Less: Net income attributable to non-controlling interests	0.2	0.1%	1.1	0.6%

Net loss attributable to Capella Healthcare, Inc.	$(14.4)	-8.3%	$(12.0)	-6.5%

Capella Healthcare, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

(Dollars in millions)

	Year Ended December 31,
	2011		2012
	Amount	% of Revenue	Amount	% of Revenue
Revenue
Revenue before provision for bad debts	$762.1		$838.6
Provision for bad debts	(78.2)		(90.8)

Revenue	683.9		747.8

Operating Expenses
Salaries & benefits	332.1	48.6%	350.6	46.9%
Supplies	111.1	16.2%	117.4	15.7%
Other operating expenses	155.2	22.7%	187.5	25.0%
Other income	(7.5)	-1.1%	(6.4)	-0.9%
Management fees	0.2	0.0%	0.2	0.0%
Interest, net	51.1	7.5%	53.1	7.1%
Depreciation and amortization	33.7	4.9%	39.6	5.4%

Total costs and expenses	675.9	98.8%	742.0	99.2%

Income from continuing operations before income taxes	8.0	1.2%	5.8	0.8%
Income taxes	1.4	0.2%	3.0	0.4%

Income from continuing operations	6.6	1.0%	2.8	0.4%

Loss from discontinued operations, net of tax	(19.9)	-2.9%	(15.6)	-2.1%

Net loss	(13.3)	-1.9%	(12.8)	-1.7%
Less: Net income attributable to non-controlling interests	1.2	0.2%	1.3	0.2%

Net loss attributable to Capella Healthcare, Inc.	$(14.5)	-2.1%	$(14.1)	-1.9%

Capella Healthcare, Inc.

Condensed Consolidated Balance Sheet (Unaudited)

(Dollars in millions)

	December 31, 2011	December 31, 2012
Assets
Current Assets:
Cash and cash equivalents	$42.4	$33.3
Accounts receivable, net	115.6	123.9
Inventories	25.2	24.8
Prepaid expenses and other current assets	5.3	4.9
Other receivables	8.9	6.6
Deferred tax assets	1.7	1.7
Assets held for sale	15.0	—

Total current assets	214.1	195.2

Property and equipment, net	426.5	473.6
Goodwill	109.6	136.0
Intangible assets, net	7.7	10.7
Other assets, net	29.9	29.3

Total assets	$787.8	$844.8

Liabilities and Stockholder’s Deficit
Current liabilities:
Accounts payable	$26.8	$31.1
Salaries and benefits payable	21.9	23.3
Accrued interest	23.3	23.3
Current portion of long-term debt	—	8.4
Other accrued liabilities	17.2	21.1

Total current liabilities	89.2	107.2

Long-term debt	495.1	543.4
Deferred income taxes	12.1	14.1
Other liabilities	26.5	30.3
Redeemable non-controlling interests	18.0	21.1
Due to parent	210.5	210.5
Stockholder’s deficit:
Common stock	—	—
Retained deficit	(63.6)	(81.8)

Total stockholder’s deficit	(63.6)	(81.8)

Total liabilities and stockholder’s deficit	$787.8	$844.8

Capella Healthcare, Inc.

Condensed Consolidated Statement of Cash Flows (Unaudited)

(Dollars in millions)

	For the Year Ended December 31,
	2011	2012
Operating activities:
Net loss	$(13.3)	$(12.8)
Adjustments to reconcile net loss to net cash provided by operating activities:
Loss from discontinued operations	19.9	15.6
Depreciation and amortization	33.7	39.6
Provision for bad debts	78.2	90.8
Deferred income taxes	1.2	2.0
Amortization of loan costs and bond discount	2.8	3.9
Stock-based compensation	0.8	1.0
Changes in working capital, net of acquisitions	(82.3)	(93.8)

Net cash provided by operating activities - continuing operations	41.0	46.3
Net cash provided by (used in) operating activities - discontinued operations	2.0	(2.3)

Net cash provided by operating activities	43.0	44.0

Investing activities:
Acquisition of healthcare businesses	(34.1)	(26.0)
Purchases of property and equipment, net	(31.9)	(33.8)
Proceeds from disposition of hospital	20.5	12.4
Change in other assets	(1.8)	—

Net cash used in investing activities - continuing operations	(47.3)	(47.4)
Net cash used in investing activities - discontinued operations	(2.3)	—

Net cash used in investing activities	(49.6)	(47.4)

Financing activities:
Payments on capital lease obligations	—	(2.7)
Advances to from Parent	2.5	—
Distributions to non-controlling interests	(1.0)	(1.7)
Repurchase of non-controlling interests	(0.3)	(1.1)
Payment of debt issue costs	—	(0.2)

Net cash provided by (used in) financing activities - continuing operations	1.2	(5.7)
Net cash used in financing activities - discontinued operations	(0.5)	—

Net cash provided by (used in) financing activities	0.7	(5.7)

Net decrease in cash and cash equivalents	(5.9)	(9.1)
Cash and cash equivalents, beginning of period	48.3	42.4

Cash and cash equivalents, end of period	$42.4	$33.3

Capella Healthcare, Inc.

Supplemental Same-Facility Financial Information (1) (Unaudited)

(Dollars in millions)

	Year Ended December 31,
	2011		2012
	Amount	% of Revenue	Amount	% of Revenue
Same-Facility Revenue
Revenue before provision for bad debts	$747.0		$809.0
Provision for bad debts	(76.4)		(87.0)

Revenue	670.6		722.0

Same-Facility Operating Expenses
Salaries & benefits	324.2	48.4%	334.9	46.4%
Supplies	109.3	16.3%	114.2	15.8%
Other operating expenses	151.4	22.6%	179.6	24.9%
Other income	(7.5)	-1.1%	(2.9)	-0.4%
Management fees	0.2	0.0%	0.2	0.0%
Interest, net	50.8	7.6%	52.5	7.3%
Depreciation and amortization	33.1	4.9%	37.8	5.2%

Total costs and expenses	661.5	98.7%	716.3	99.2%

Income from continuing operations before income taxes	9.1	1.3%	5.7	0.8%
Income taxes	1.4	0.2%	3.0	0.4%

Income from continuing operations	7.7	1.1%	2.7	0.4%
Loss from discontinued operations, net of tax	(19.9)	-3.0%	(15.6)	-2.2%

Net loss	(12.2)	-1.8%	(12.9)	-1.8%
Less: Net income attributable to non-controlling interests	1.7	0.3%	1.4	0.2%

Net loss attributable to Capella Healthcare, Inc.	$(13.9)	-2.1%	$(14.3)	-2.0%

(1)	All information is on a same-facility basis. Same-facility for the year ended December, 2012 represents hospitals that we have owned for more than one year. Information above excludes the acquisition of the 60% interest in Cannon County Hospital, LLC, which owns DeKalb Community Hospital and Stones River Hospital.

Capella Healthcare, Inc.

Supplemental Non-GAAP Disclosures

Adjusted EBITDA – Reported (Unaudited)

(Dollars in millions)

	Three Months Ended December 31,		For the Year Ended December 31,
	2011	2012	2011	2012
Net loss attributable to Capella Healthcare, Inc.	$(14.4)	$(12.0)	$(14.5)	$(14.1)
Interest, net	12.9	13.6	51.1	53.1
Income taxes	(0.5)	0.3	1.4	3.0
Depreciation and amortization	8.9	12.0	33.7	39.6
Non-controlling interests	0.2	1.1	1.2	1.3
Acquisition-related expenses	0.7	1.3	2.1	5.5
Stock-based compensation	0.5	0.2	0.8	1.0
Management fee to related party	—	0.1	0.2	0.2
Discontinued operations, net of taxes	17.9	9.2	19.9	15.6

Adjusted EBITDA (1)	$26.2	$25.8	$95.9	$105.2

(1)	Adjusted EBITDA is defined as income (loss) before interest expense, income taxes, depreciation and amortization, non-controlling interests, acquisition-related expenses, stock-based compensation, management fee to related party and discontinued operations, net of taxes. Adjusted EBITDA is not intended as a substitute for net income (loss) attributable to Capella Healthcare, Inc. stockholders, operating cash flows or other cash flow data determined in accordance with accounting principles generally accepted in the United States. Due to varying methods of calculation, Adjusted EBITDA as presented may not be comparable to similarly titled measures of other companies.

Capella Healthcare, Inc.

Supplemental Non-GAAP Disclosures

Same-Facility Adjusted EBITDA – Reported (Unaudited)

(Dollars in millions)

	For the Year Ended December 31,
	2011	2012
Net loss attributable to Capella Healthcare, Inc.	$(13.9)	$(14.3)
Interest, net	50.8	52.5
Income taxes	1.4	3.0
Depreciation and amortization	33.1	37.8
Non-controlling interests	1.7	1.4
Acquisition-related expenses	2.1	5.5
Stock-based compensation	0.8	1.0
Management fee to related party	0.2	0.2
Discontinued operations, net of taxes	19.9	15.6

Adjusted EBITDA (1)	$96.1	$102.7

(1)	Adjusted EBITDA is defined as income (loss) before interest expense, income taxes, depreciation and amortization, non-controlling interests, acquisition-related expenses, stock-based compensation, management fee to related party and discontinued operations, net of taxes. Adjusted EBITDA is not intended as a substitute for net income (loss) attributable to Capella Healthcare, Inc. stockholders, operating cash flows or other cash flow data determined in accordance with accounting principles generally accepted in the United States. Due to varying methods of calculation, Adjusted EBITDA as presented may not be comparable to similarly titled measures of other companies.

Capella Healthcare, Inc.

Operating Statistics (1) (Unaudited)

	For the Three Months Ended			For the Year Ended
	December 31,			December 31,
	2011	2012	% change	2011	2012	% change
Total Consolidated:
Admissions	10,964	11,361	3.6%	43,538	45,613	4.8%

Adjusted Admissions	23,254	23,791	2.3%	90,037	96,987	7.7%

Revenue per adjusted admission	$7,431	$7,700	3.6%	$7,596	$7,710	1.5%

Inpatient Surgery	2,377	2,537	6.7%	9,922	9,961	0.4%

Outpatient Surgery	5,826	5,755	-1.2%	21,584	23,027	6.7%

Emergency Room Visits	53,116	60,620	14.1%	208,258	237,749	14.2%

Same - Facility (2):
Admissions	10,964	11,361	3.6%	42,476	43,656	2.8%

Adjusted Admissions	23,254	23,791	2.3%	87,611	92,314	5.4%

Revenue per adjusted admission	$7,431	$7,700	3.6%	$7,653	$7,821	2.2%

Inpatient Surgery	2,377	2,537	6.7%	9,812	9,684	-1.3%

Outpatient Surgery	5,826	5,755	-1.2%	21,180	22,445	6.0%

Emergency Room Visits	53,116	60,620	14.1%	200,687	221,631	10.4%

(1)	All hospital statistics are on a continuing operations basis and excludes all facilities classified under discontinued operations
(2)	Consolidated and same-facility results for the quarter ended December 31, 2012 are the same and reflect all facilities in continuing operations, including Muskogee Community Hospital, which became a satellite campus of EASTAR Health System upon our leasing the facility. Same-facility results for the years ended December 2011 and 2012 exclude Dekalb Community Hospital and Stones River Hospital, which were acquired on July 1, 2011 through our acquisition of a 60% interest in Cannon County Hospital, LLC.